Exhibit 23.2

                                 LAW OFFICES OF
                                DANIEL C. MASTERS
                    4490 PHILBROOK SQURE, SAN DIEGO, CA 92130
                   TEL: (858) 523-1177 *** FAX: (858) 523-1102
                            EMAIL: MASTERS@LAWYER.COM


November 2, 2007

U.S. Securities And Exchange Commission
Washington D.C. 20549

Re: Bosco Flooring, Inc.
    File No. 333-144509

To Whom It May Concern:

I hereby consent to the inclusion of my opinion letter in connection with the Form SB-2 Registration Statement opining on the legality of the share issuance of Bosco Flooring, Inc. I also consent to being named in the registration statement on page 18.

Yours truly,


/s/ Daniel C. Masters
--------------------------------
Daniel C. Masters